Exhibit 99.1

Ideal Power Reports Third Quarter 2017 Financial Results
Management to Host Conference Call Today at 4:30 p.m. ET
AUSTIN, TX – November 9, 2017 -- Ideal Power Inc. (NASDAQ: IPWR), an innovative power conversion technology company, reported results for the third quarter ending September 30, 2017.
Key Third Quarter 2017 and Subsequent Highlights:

•	Completed UL 1741 Supplement A (SA) testing of our next generation SunDial™ and Stabiliti™ series power conversion systems (PCS).

•
Signed a master purchase agreement with NEXTracker for our solar + storage products utilizing the Company’s SunDial™ series PV string inverter and Stabiliti™ PCS for commercial, industrial and utility sites throughout North America.

•	Shipped initial units to NEXTracker and its battery partner for NX Fusion Plus development and system integration.

•	Received a purchase order for, and shipped, 35 units of our Stabiliti™ 30 kilowatt (kW) PCS to Sharp Electronics Corporation for a solar + storage integration project in a California school district.

•	Partnered with W Energies Solar One to deploy a grid-resilient commercial solar + storage microgrid system in Texas.

•	Strengthened patent estate: currently have 72 issued patents, including 31 issued patents for B-TRAN™ with a similar number of patent applications pending.
"Our recent accomplishments were highlighted by the completion of UL 1741 SA certification testing for our next generation 30 kW Stabiliti™ and SunDial™ series and the NX-15 product for NEXTracker, which incorporate the newest standards for grid-tied systems and complement our new strategic initiative in the solar + storage market,” said Dan Brdar, Chief Executive Officer. “These improvements add significant capabilities for dealing with grid disturbances and this standard is now required by certain utilities for new equipment installed in their service territory. We expect to receive official listing in the coming days. This certification will support the rollout of the NX Fusion Plus with NEXTracker and, we believe, will facilitate growth with existing customers, such as Sharp, and new customers in the solar + storage market.”

Third Quarter 2017 Financial Results

•	Q3 2017 product revenue remained unchanged at $0.4 million versus Q3 2016.

•	Q3 2017 gross margins were 6% compared to negative 68% gross margins in Q3 2016.

•
Q3 2017 net loss was $2.2 million compared to $2.9 million in Q3 2016, with the decrease primarily attributable to reduced operating expenses as a result of ongoing cost reduction activities and excess and obsolete inventory charges in Q3 2016 for our discontinued IBC-30 battery converter.

•	Q3 2017 cash used in operating and investing activities was $1.7 million compared to $2.0 million in Q2 2017 and $2.7 million in Q3 2016.

•	Cash and cash equivalents totaled $11.7 million as of September 30, 2017, with no long-term debt outstanding.
“On the financial front, the third quarter of 2017 was highlighted by our lowest cash burn in three years and a return to an improved gross margin profile for our next generation product families,” said Tim Burns, Chief Financial Officer. “Our cost reduction efforts, including our focus on opportunities with the most significant short-term potential, have extended our runway in advance of anticipated revenue growth in the solar + storage market.”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, November 9, 2017
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-888-438-5519
International dial-in number:	1-719-325-4778
Conference ID:	1602135

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=126703 and via the investor relations section of the Company’s website at www.idealpower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through December 9, 2017.

Toll-free replay number:     1-844-512-2921
International replay number:    1-412-317-6671
Replay ID:            1602135

About Ideal Power Inc.
Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers innovative solutions to system integrators and project developers, enabling distributed energy resources for applications both on and off the grid. Ideal Power’s products deliver superior reliability and compelling return on investment for renewable energy and storage applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of growing markets, including solar + storage, battery energy storage and microgrids. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include our statements that we expect the UL1741 SA listing in the coming days and that we expect this listing to support growth with existing and new customers in the solar + storage market, as well as our anticipated revenue growth in such market. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, unanticipated costs in connection with the discontinuation our legacy product families, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed, whether our cost reduction efforts will be successful and other risks and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs - such as the SGIP in California - have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Antenna
Sharon Golubchik
201-465-8008
idealpower@antennagroup.com

Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$11,681,887	$4,204,916
Accounts receivable, net	387,081	378,658
Inventories, net	327,461	1,245,147
Prepayments and other current assets	171,147	312,593
Total current assets	12,567,576	6,141,314

Property and equipment, net	647,657	936,486
Intangible assets, net	2,059,645	1,905,556
Other assets	—	17,920
Total assets	$15,274,878	$9,001,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$287,114	$346,767
Accrued expenses	1,250,484	1,149,129
Total current liabilities	1,537,598	1,495,896

Other long-term liabilities	493,088	265,418
Total liabilities	2,030,686	1,761,314

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at June 30, 2017	1,518	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,998,465 shares issued and 13,996,121 shares outstanding at September 30, 2017 and 9,560,896 shares issued and 9,559,213 shares outstanding at December 31, 2016, respectively	13,998	9,561
Additional paid-in capital	66,806,637	52,310,481
Treasury stock, at cost, 2,344 shares at September 30, 2017 and 1,683 shares at December 31, 2016	(7,489)	(5,915)
Accumulated deficit	(53,570,472)	(45,074,165)
Total stockholders’ equity	13,244,192	7,239,962
Total liabilities and stockholders’ equity	$15,274,878	$9,001,276

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Product revenue	$444,640	$439,270	$973,680	$1,258,030
Cost of product revenue	418,529	737,937	1,894,068	1,531,628
Gross profit (loss)	26,111	(298,667)	(920,388)	(273,598)

Operating expenses:
Research and development	1,075,849	1,231,024	3,374,386	3,914,188
General and administrative	899,882	907,335	2,976,260	2,709,325
Sales and marketing	271,844	496,794	1,240,713	1,321,757
Total operating expenses	2,247,575	2,635,153	7,591,359	7,945,270
Loss from operations	(2,221,464)	(2,933,820)	(8,511,747)	(8,218,868)
Interest income	3,865	11,554	15,440	26,778
Net loss	$(2,217,599)	$(2,922,266)	$(8,496,307)	$(8,192,090)

Net loss per share – basic and fully diluted	$(0.16)	$(0.31)	$(0.66)	$(0.86)

Weighted average number of shares outstanding – basic and fully diluted	13,990,202	9,549,011	12,964,452	9,547,580

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(8,496,307)	$(8,192,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	226,557	85,375
Write-down of inventory	703,220	73,521
Depreciation and amortization	339,493	290,474
Write-off of capitalized patents	268,789	71,109
Write-off of fixed assets	53,445	6,215
Stock-based compensation	833,637	1,135,008
Decrease (increase) in operating assets:
Accounts receivable	(234,980)	337,480
Inventories	214,466	(689,854)
Prepaid expenses and other assets	159,366	147,061
Increase (decrease) in operating liabilities:
Accounts payable	(59,653)	(729,435)
Accrued expenses	67,722	(151,178)
Net cash used in operating activities	(5,924,245)	(7,616,314)

Cash flows from investing activities:
Purchase of property and equipment	(44,819)	(328,930)
Acquisition of intangible assets	(220,865)	(299,140)
Net cash used in investing activities	(265,684)	(628,070)

Cash flows from financing activities:
Net proceeds from issuance of common stock	13,657,331	—
Exercise of options and warrants	11,143	35,536
Payment of taxes related to restricted stock vesting	(1,574)	—
Net cash provided by financing activities	13,666,900	35,536

Net increase (decrease) in cash and cash equivalents	7,476,971	(8,208,848)
Cash and cash equivalents at beginning of period	4,204,916	15,022,286
Cash and cash equivalents at end of period	$11,681,887	$6,813,438